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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Equity Incentive Plan and the Employee Stock Purchase Plan of Aradigm Corporation, of our report, dated February 6, 1998, with respect to the financial statements of Aradigm Corporation included in its Annual Report on Form 10-K/A and on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


    /s/ Ernst & Young LLP
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Palo Alto, California
August 21, 1998